Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of January 22, 2025 by and between Daniel Sznewajs (the “Executive”) and National Bank Holdings Corporation, a Delaware corporation (the “Company”); and

WHEREAS, the Company is desirous of continuing to employ the Executive in an executive capacity on the terms and conditions, and for the consideration, hereinafter set forth, and the Executive is desirous of remaining employed by the Company on such terms and conditions and for such consideration.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, including those set forth in Section 10, and for other good and valuable consideration, it is hereby covenanted and agreed by the Executive and the Company as follows:

1.Effective Date. This Agreement shall become binding and enforceable on January 22, 2025 (the “Effective Date”), subject to its execution by the Executive and the Company, and the Executive’s continued employment with the Company through the Effective Date. If the foregoing conditions are not satisfied, then this Agreement shall be null and void ab initio and of no force or effect.
2.Employment Period. The initial term of the Executive’s employment hereunder shall commence on the Effective Date and end on December 31, 2025 (the “Initial Employment Period”), unless terminated earlier pursuant to Section 5 of this Agreement; provided, however, that as of the expiration of (i) the Initial Employment Period and (ii) if applicable, any Renewal Period (as defined below), the Employment Period shall automatically be extended for a one-year period such that it will expire one year from the commencement of such extension (the “Renewal Period”), unless either party gives at least 90 days’ written notice prior to the expiration date of the then-current Employment Period (as defined below) of its intention not to further extend the Employment Period; and provided, further, that, upon the Company’s entering into a definitive agreement that if consummated would be a Change in Control (as defined below), the Employment Period shall automatically be extended to the date that is two years from the date of the consummation of such Change in Control (subject to renewal thereafter as set forth above), unless earlier terminated pursuant to Section 5 of this Agreement (the Initial Employment Period and each subsequent extension, if any, shall constitute the “Employment Period” unless terminated earlier pursuant to Section 5 of this Agreement).
3.Position and Duties. During the Employment Period, the Executive shall (a) serve in the position(s) and have the title(s) assigned to the Executive by the Chief Executive Officer of the Company (the “CEO”) from time to time, which position(s) shall be commensurate with the Executive’s education and experience and shall, as of the Effective Date, be Executive Vice President, Treasurer and Chief Corporate Development Officer, (b) have duties and responsibilities commensurate with the assigned position(s) and as are customarily exercised by a person holding such position(s) in a company of the size and nature of the Company as may be assigned from time to time, (c) report directly to the CEO, and (d) perform his duties at the

Company’s corporate headquarters, subject to the Executive’s performance of duties at, and travel to, such other offices of the Company and subsidiaries and controlled affiliates (the “Affiliated Entities”) and/or other locations as shall be necessary to fulfill his duties.
4.Compensation. Subject to the terms of this Agreement, while the Executive is employed by the Company during the Employment Period, the Company shall compensate him for his services as follows:
(a)Base Salary. The Executive shall receive an annual base salary of no less than $325,000, which shall be reviewed annually by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) pursuant to its normal performance review policies for senior executives and may be increased but not decreased (as in effect from time to time, “Annual Base Salary”). Such Annual Base Salary shall be payable in monthly or more frequent installments in accordance with the Company’s payroll policies.
(b)Annual Incentive Payment. With respect to each fiscal year or portion of a fiscal year of the Company ending during the Employment Period, the Executive shall be eligible to receive an annual cash incentive payment (the “Incentive Payment”) pursuant to the terms of the Company’s annual cash incentive plan applicable to the Executive as in effect from time to time (the “Incentive Plan”), with the actual amount of any such Incentive Payment to be determined by the Compensation Committee pursuant to the terms of the Incentive Plan. The Executive’s target Incentive Payment opportunity under the Incentive Plan for each fiscal year during the Employment Period shall be no less than 35% of his Annual Base Salary (as in effect from time to time, the “Target Incentive Payment”). The Target Incentive Payment shall be reviewed annually by the Compensation Committee pursuant to its normal performance review policies for senior executives and may be increased but not decreased. Any earned Incentive Payment shall be paid to the Executive pursuant to the terms of the Incentive Plan; provided, however, that any such Incentive Payment for a fiscal year shall be paid to the Executive no later than the 15th day of the third month following the close of such fiscal year (or the calendar year, where applicable), unless the Company or the Executive shall elect to defer the receipt of such Incentive Payment pursuant to an arrangement that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
(c)Employee Benefits, Fringe Benefits and Perquisites. During the Employment Period, the Executive shall be provided with employee benefits, fringe benefits, and perquisites on a basis no less favorable than such benefits and perquisites are provided by the Company from time to time to the Company’s other senior executives as in effect from time to time.
(d)Expense Reimbursement. Subject to the requirements of Section 8(a)(ii) of this Agreement (relating to in-kind benefits and reimbursements), during the Employment Period, the Company shall reimburse the Executive for all reasonable expenses incurred by him in the performance of his duties in accordance with the Company’s policies applicable to senior executives as in effect from time to time.

(e)Stock Ownership Requirement. While employed by the Company, the Executive shall be subject to any stock ownership policy adopted by the Company in accordance with the guidelines as established by the Compensation Committee.
(f)Indemnification/Insurance. The Company shall defend, indemnify, and hold the Executive harmless to the full extent permitted by the general laws of the State of Colorado, its charter, or its bylaws now or hereafter in force. The Company also shall procure and maintain directors and officers liability insurance.
5.Termination of Employment.
(a)Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide the Executive with written notice in accordance with Section 12(g) of this Agreement of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”); provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties; and provided, further, that a Disability shall be determined to exist as provided hereinafter. For purposes of this Agreement, “Disability” shall mean the inability of the Executive to perform the Executive’s duties with the Company on a full-time basis as a result of incapacity due to mental or physical illness, which inability exists for 180 days during any rolling 12-month period, as determined by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative.
(b)Cause. The Company may terminate the Executive’s employment during the Employment Period either with or without Cause (as defined below). For purposes of this Agreement, “Cause” shall mean:
(i)the continued failure of the Executive to perform substantially the Executive’s duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness);
(ii)willful misconduct or gross neglect by the Executive in the performance of his duties to the Company;
(iii)the Executive’s continued failure to adhere to the clear directions of the Company’s CEO, to adhere to the Company’s material written policies in all material respects, or to devote substantially all of the Executive’s business time and efforts to the Company;
(iv)the Executive’s conviction of or formal admission to or plea of guilty or nolo contendere to a charge of commission of, (A) a felony or (B) any crime involving serious moral turpitude; or

(v)the Executive’s willful breach of any of the material terms or conditions of this Agreement.

In order to invoke a termination for Cause on any of the grounds enumerated under Section 5(b)(i), 5(b)(ii), 5(b)(iii), or 5(b)(v) of this Agreement, the Company must provide written notice to the Executive of the existence of such grounds within 30 days following the Company’s knowledge of the existence of such grounds, specifying in reasonable detail the grounds constituting Cause, and the Executive shall have 30 days following receipt of such written notice (the “Executive’s Cure Period”) during which he may remedy the ground if such ground is reasonably subject to cure.

(c)Good Reason. The Executive’s employment may be terminated by the Executive during the Employment Period with or without Good Reason (as defined below). For purposes of this Agreement, “Good Reason” shall mean, in the absence of the written consent of the Executive:
(i)a material diminution in the Executive’s Annual Base Salary during the Employment Period;
(ii)the assignment to the Executive of any duties that are materially inconsistent with the Executive’s position, duties or responsibilities (including reporting responsibilities) contemplated by this Agreement, or any other action by the Company that results in a material diminution in such position or the duties or responsibilities customarily associated with such position in a company of the size and nature of the Company; provided that following a Change in Control (as defined below), this clause (ii) shall relate to the Executive’s position(s), duties and responsibilities as in effect immediately prior to the Change in Control;
(iii)during the two-year period following a Change in Control, any requirement by the Company that the Executive’s services be rendered primarily at a location that is more than 50 miles from the Executive’s primary employment location immediately prior to the Change in Control; or
(iv)any other material breach of this Agreement by the Company.

In order to invoke a termination for Good Reason, the Executive shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (i) through (iii) of this Section 5(c) within 30 days following the Executive’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition if such condition is reasonably subject to cure. In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Executive’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within 30 days following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.

(d)Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination (as defined below) to the other party hereto given in accordance with Section 12(g) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice or 30 days after the end of the Cure Period, if applicable, in the case of a termination by the Executive with Good Reason). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.
(e)Date of Termination. For purposes of this Agreement, “Date of Termination” means (i) if the Executive’s employment is terminated by the Company other than for Cause or Disability, or by the Executive without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive’s employment is terminated by the Executive with Good Reason, a date that is no later than 30 days after the Cure Period, if applicable, (iii) if the Executive’s employment is terminated by the Company for Cause, the date on which the Company, after providing for the Executive’s Cure Period, if applicable, notifies the Executive of such termination, and (iv) if the Executive’s employment is terminated by reason of death or Disability, the date of death or the Disability Effective Date, as the case may be.
6.Obligations of the Company upon Termination.
(a)Good Reason or Other Than for Cause, Death or Disability Prior to or More Than Two Years Following a Change in Control. If, during the Employment Period and prior to, or more than two years following, a Change in Control, the Company shall terminate the Executive’s employment other than for Cause, death, or Disability, or if the Executive shall terminate his employment for Good Reason, the Company shall pay to the Executive on the 45th day after the Date of Termination (except as otherwise required by law or provided below) or provide, as applicable, the following:
(i)A lump sum cash payment consisting of: (A) the Executive’s Annual Base Salary through the Date of Termination to the extent not yet paid; (B) any annual Incentive Payment earned by the Executive for a prior award period, not yet paid, provided that (other than any portion of such annual Incentive Payment that was previously deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder) such payment shall be made no later than the 15th day of the third month following the close of the fiscal year with respect to which such Incentive Payment is earned (the sum of the amounts described in clauses (A) and (B) above shall be hereinafter referred to as the “Accrued Obligations”);
(ii)Subject to Section 6(g), a prorated Incentive Payment for the year in which the Date of Termination occurs (the “Pro Rata Incentive Payment”) in an amount to equal the product of (A) the amount determined by the Compensation Committee based on the Company’s actual performance for the fiscal year in which the Date of Termination occurs and otherwise on a basis no less favorable than annual incentive award determinations are made by the Compensation Committee for the Company’s executive officers, and (B) a fraction, the numerator of which is the number of days that have elapsed through the Date of Termination in the fiscal year of the Company in which the Date of Termination occurs, and the denominator of which is the number of days in such year, with such amount to be paid in a lump sum in cash on the date on which the Company otherwise makes cash incentive payments to executive officers for such fiscal year (other than any portion of such annual Incentive Payment that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);
(iii)Subject to Section 6(g), a lump sum cash payment (the “Severance Payment” and, together with the Pro Rata Incentive Payment, the “Severance Benefits”) equal to the sum of (A) the Executive’s Annual Base Salary as in effect immediately prior to the Date of Termination, and (B) the greater of (x) the Target Incentive Payment for the year in which the Date of Termination occurs and (y) the Incentive Payment paid or payable to the Executive in respect of the fiscal year immediately prior to the year in which the Date of Termination occurs; and
(iv)To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, or practice or contract or agreement of the Company and the Affiliated Entities through the Date of Termination, and shall pay such unreimbursed expenses incurred through the Date of Termination as are subject to reimbursement pursuant to Section 4(d) (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).
(b)Good Reason or Other Than for Cause, Death or Disability during the Two-Year Period Immediately Following a Change in Control. If, during the Employment Period and during the two-year period immediately following a Change in Control, the Company shall terminate the Executive’s employment other than for Cause, death, or Disability, or if the Executive shall terminate his employment for Good Reason, the Company shall pay to the Executive on the 45th day after the Date of Termination (except as otherwise required by law or provided below) or provide, as applicable, the following:
(i)A lump sum cash payment equal to the Accrued Obligations;
(ii)Subject to Section 6(g), a lump sum cash payment (the “CIC Pro Rata Incentive Payment”) in an amount equal to the product of (A) the Target Incentive Payment for the year in which the Date of Termination occurs (or, if greater, the fiscal year of the Company ending immediately prior to the year in which the Change in Control occurs), and (B) a fraction, the numerator of which is the number of days elapsed through the Date of Termination in the fiscal year in which the Date of Termination occurs and the denominator of which is the number of days in such year (other than any portion of such annual Incentive Payment that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);

(iii)Subject to Section 6(g), a lump sum cash payment (the “CIC Severance Payment” and, together with the CIC Pro Rata Incentive Payment, the “CIC Severance Benefits”) equal to the sum of (A) two times the greater of (x) Executive’s Annual Base Salary as in effect immediately prior to the Date of Termination and (y) the Executive’s Annual Base Salary as in effect immediately prior to the Change in Control and (B) two times the greater of (x) the Target Incentive Payment for the year in which the Date of Termination occurs (or, if greater, the fiscal year of the Company ending immediately prior to the year in which the Change in Control occurs) and (y) the Incentive Payment paid or payable to the Executive in respect of the fiscal year immediately prior to the year in which the Change in Control occurs; and
(iv)To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive the Other Benefits.
(c)Death or Disability. If the Executive’s employment is terminated by reason of the Executive’s death or Disability at any time during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than, if such termination occurs during the Employment Period, the obligation to pay or provide (i) the Accrued Obligations and (ii) the timely payment or provision of the Other Benefits. The Accrued Obligations, in the event of death, shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include death or disability benefits under Company provided plans as in effect on the date of the Executive’s death with respect to senior executives of the Company and their beneficiaries generally.
(d)Cause; Other than for Good Reason. If the Executive’s employment shall be terminated by the Company for Cause, or if the Executive terminates his employment without Good Reason, at any time during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than, if such termination occurs during the Employment Period, the obligation to pay or provide (i) the Accrued Obligations (paid as set forth in Section 6(c) of this Agreement) and (ii) the timely payment or provision of the Other Benefits.
(e)Effect of Termination on Other Positions. If, on the Date of Termination, the Executive is a member of the Board of Directors of the Company (the “Board”) or the board of directors of any Affiliated Entities, or holds any other position with the Company or its Affiliated Entities, the Executive shall be deemed to have resigned from all such positions as of the Date of Termination. The Executive agrees to execute such documents and take such other actions as the Company may request to reflect such resignation.
(f)Full Settlement. The payments and benefits provided under this Section 6 (including, without limitation, the Other Benefits) shall be in full satisfaction of the Company’s obligations to the Executive under this Agreement upon his termination of employment, notwithstanding the remaining length of the Employment Period, and in no event shall the Executive be entitled to severance benefits (or other damages in respect of a termination of employment or claim for breach of this Agreement) beyond those specified in this Section 6.

(g)General Release. The Company’s obligation to pay the Severance Benefits or CIC Severance Benefits, as applicable, is conditioned on the Executive’s execution, delivery to the Company, and non-revocation of a general release of claims in favor of the Company and the Affiliated Entities, in substantially the form set forth in Exhibit A hereto, in the time period specified therein.
(h)“Change in Control” shall, for the purposes of this Agreement, be the first to occur following the Effective Date of:
(i)an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 6(h)(i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Entity, or (IV) any acquisition by any Affiliated Entity pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii) of this Section 6(h);
(ii)a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 6(h), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board;
(iii)the consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the Company or any of its subsidiaries, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
7.No Mitigation; No Offset. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.
8.Section 409A; Forfeiture.
(a)Section 409A.
(i)General. It is intended that this Agreement shall comply with the provisions of Section 409A of the Code and the Treasury regulations relating thereto, or an exemption to Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception, “separation pay” exception or another exception under Section 409A of the Code shall be paid to the maximum extent under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the Section 409A of the Code deferral election rules and the exclusions under Section 409A of the Code for certain short-term deferral and separation pay amounts. All payments that constitute nonqualified deferred compensation for purposes of Section 409A of the Code that are to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” within the meaning of Section 409A of the Code. In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement that constitutes nonqualified deferred compensation for purposes of Section 409A of the Code. To the extent permitted under Section 409A of the Code or any IRS or Department of Treasury rules or other guidance issued thereunder, the Company may, in consultation with the Executive, modify the Agreement in order to cause the provisions of the Agreement to comply with the requirements of Section 409A of the Code, so as to avoid the imposition of taxes and penalties on the Executive pursuant to Section 409A of the Code.
(ii)In-Kind Benefits and Reimbursements. Notwithstanding anything to the contrary in this Agreement, all (A) reimbursements and (B) in-kind benefits provided under this Agreement that constitute nonqualified deferred compensation for purposes of Section 409A of the Code shall be paid or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (w) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement); (x) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year; (y) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (z) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.
(iii)Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if the Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the date of termination), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to the Executive under this Agreement during the six-month period following his separation from service (as determined in accordance with Section 409A of the Code) on account of his separation from service shall be accumulated and paid to Executive on the first business day of the seventh month following his separation from service (the “Delayed Payment Date”). The Executive shall be entitled to interest on any delayed cash payments from the date of termination to the Delayed Payment Date at a rate equal to the applicable federal short-term rate in effect under Section 1274(d) of the Code for the month in which the Executive’s separation from service occurs. If the Executive dies during the period between the Date of Termination and the Delayed Payment Date, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of his estate on the first to occur of the Delayed Payment Date or 30 days after the date of the Executive’s death.
(iv)Separation from Service. Notwithstanding any contrary provision of this Agreement, with respect to any amounts or benefits that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, any references to termination of employment or the Executive’s Date of Termination shall mean and refer to the date of his “separation from service,” as that term is defined in Section 409A of the Code and Treasury Regulation Section 1.409A-1(h).
(b)Forfeiture. Notwithstanding any other provisions of this Agreement and in addition to and not in contravention of any clawback provision applicable to the Executive under the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws in effect from time to time:

(i)If the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws as a result of misconduct, the Executive shall reimburse the Company for all amounts received under any incentive compensation plans from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement; and any profits realized from the sale of securities of the Company during that 12-month period, unless the application of this provision has been exempted by the Securities and Exchange Commission;
(ii)If the Compensation Committee shall determine that the Executive has engaged in a serious breach of conduct, the Compensation Committee may terminate any equity compensation award or require the Executive to repay any gain realized on the exercise of an award in accordance with the terms of such award or the equity compensation plan governing such award; and
(iii)If the Executive is found guilty of misconduct by any judicial or administrative authority in connection with any (A) formal investigation by the Securities and Exchange Commission or (B) other federal or state regulatory investigation, the Compensation Committee may require the repayment of any gain realized on the exercise of an award under any equity compensation plan without regard to the timing of the determination of misconduct in relation to the timing of the exercise of the award.
9.Limitation on Payments under Certain Circumstances.
(a)Anything in this Agreement to the contrary notwithstanding, in the event the Accounting Firm (as defined below) shall determine that receipt of all Payments (as defined below) would subject the Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments paid or payable pursuant to this Agreement (the “Agreement Payments”) so that the Parachute Value (as defined below) of all Payments, in the aggregate, equals the Safe Harbor Amount (as defined below). The Agreement Payments shall be so reduced only if the Accounting Firm determines that the Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Agreement Payments were so reduced. If the Accounting Firm determines that the Executive would not have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Agreement Payments were so reduced, the Executive shall receive all Agreement Payments to which the Executive is entitled hereunder.
(b)All determinations required to be made under this Section 9, including the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code that is selected by the Company prior to the date of the Change in Control for purposes of making the applicable determinations under this Section 9 and is reasonably acceptable to the Executive (the “Accounting Firm”). For purposes of all present value determinations required to be made under this Section 9, the Company and the Executive elect to use the applicable federal rate that is in effect on the Effective Date pursuant to Treasury Regulations Section 1-280G, Q&A-32.
(c)If the Accounting Firm determines that aggregate Agreement Payments should be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 9 shall be binding upon the Company and the Executive and shall be made as soon as reasonably practicable and in no event later than 15 days following the Date of Termination. For purposes of reducing the Agreement Payments so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments and benefits under the following sections in the following order: (i) first, any Payments under Section 6(b)(iii)(A); (ii) second, any other cash Payments that would be made upon a termination of the Executive’s employment, beginning with payments that would be made last in time; (iii) third, all rights to payments, vesting, or benefits in connection with any options to purchase common stock that are performance-based vesting awards; (iv) fourth, all rights to payments, vesting, or benefits in connection with any restricted stock awards that are performance-based vesting awards; (v) fifth, all rights to payments, vesting, or benefits in connection with any options to purchase common stock that are time-based vesting awards; and (vi) sixth, all rights to any other payments or benefits shall be reduced, beginning with payments or benefits that would be received last in time. All fees and expenses of the Accounting Firm shall be borne solely by the Company.
(d)As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Safe Harbor Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, the Executive shall pay promptly (and in no event later than 60 days following the date on which the Overpayment is determined) pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than 60 days following the date on which the Underpayment is determined) by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

(e)To the extent requested by the Executive, the Company shall cooperate with the Executive in good faith in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by the Executive (including, without limitation, the Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, including that set forth in Section 10 of this Agreement) before, on or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code.
(f)Definitions. The following terms shall have the following meanings for purposes of this Agreement:
(i)“Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code, taking into account the last sentence of Section 9(b) above) of a Payment net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determined to be likely to apply to the Executive in the relevant tax year(s).
(ii)“Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the excise tax under Section 4999 of the Code will apply to such Payment.
(iii)“Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.
(iv)“Safe Harbor Amount” shall mean 2.99 times the Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.
10.Restrictive Covenants.
(a)Return of Company Property. Upon his termination of employment for any reason, the Executive shall promptly return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and the Executive shall also return all writings, files, records, correspondence, notebooks, notes, and other documents and things (including any copies thereof) containing confidential information or relating to the business or proposed business of the Company or the Affiliated Entities or containing any trade secrets relating to the Company or the Affiliated Entities, except any personal diaries, calendars, rolodexes, or personal notes or correspondence. For purposes of this Agreement, the term “trade secrets” shall have the meaning ascribed to it under the Uniform Trade Secrets Act as well as Colorado law, including but not limited to the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, improvement, confidential business or financial information, listing of names, addresses, or telephone numbers, or other information relating to the Company's business which is secret and of value, and which the Company has taken measures to protect and prevent the unauthorized disclosure and dissemination of. The Executive agrees to represent in writing to the Company upon termination of employment that he has complied with the foregoing provisions of this Section 10(a). Notwithstanding anything contained in this Section 10(a), for purposes of this Section 10(a), all references to the Company shall include its Affiliated Entities, whether or not specified.
(b)Mutual Nondisparagement. The Executive and the Company each agree that, following the Executive’s termination of employment, neither the Executive nor the Company will make any public statements that materially disparage the other party. The Company shall not be liable for any breach of its obligations under this paragraph if it informs its directors and executive officers, as such term is defined in Rule 3b-7 promulgated under the Exchange Act of the content of its covenant hereunder and takes reasonable measures to ensure that such individuals honor the Company’s agreement. Notwithstanding the foregoing, nothing in this Section 10(b) shall prohibit any person from making truthful statements when required by order of a court or other governmental or regulatory body having jurisdiction or to enforce any legal right including, without limitation, the terms of this Agreement.
(c)Confidential Information. The Executive agrees that, during his employment with the Company and at all times thereafter, he shall hold for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company or any of the Affiliated Entities, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or during his consultation with the Company after his termination of employment, and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except in the good faith performance of his duties for the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required or permitted by law or legal process, communicate or divulge any such information, knowledge, or data to anyone other than the Company and those designated by it.

Notwithstanding the above confidentiality provisions, note that nothing in this Agreement, nor in any other confidentiality agreement, nor in the Company’s policies should be interpreted as prohibiting the Executive from: (1) reporting possible violations of federal law or regulations, including any securities laws violations, to any governmental agency or entity, including but not limited to the Department of Justice, the U.S. Securities & Exchange Commission, the U.S. Congress, or any agency Inspector General; or (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs.

Please refer to the National Bank Holdings Corporation Associate Handbook, a copy of which is available upon request, regarding the Executive’s rights related to the disclosure of the Company’s trade secrets.

(d)Nonsolicitation. The Executive agrees that, while he is employed by the Company and during the (i) two-year period following his termination of employment with the Company, if his employment terminated pursuant to Section 6(b), or (ii) one-year period following his termination of employment with the Company, if his employment terminated for any other reason other than as set forth in the preceding clause (i) (the “Restricted Period”), the Executive shall not directly or indirectly, (A) solicit any individual who is, on the Date of Termination (or was, during the six-month period prior to the Date of Termination), employed by the Company or the Affiliated Entities to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any other individual or entity other than the Company or the Affiliated Entities, (B) initiate discussions with any such employee or former employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity on behalf of the Executive’s employer, or (C) induce or attempt to induce any customer or investor (in each case, whether former, current, or prospective), supplier, licensee, or other business relation of the Company or any of the Affiliated Entities to cease doing business with the Company or such Affiliated Entity, or in any way interfere with the relationship between any such customer, investor, supplier, licensee, or business relation, on the one hand, and the Company or any Affiliated Entity, on the other hand.
(e)Noncompetition. The Executive agrees that, during the Restricted Period, he will not engage in Competition (as defined below). The Executive shall be deemed to be engaging in “Competition” if he, directly or indirectly, in any geographic market in which, as of the Date of Termination, the Company has a physical presence material to its business operations (or where the Company is engaged in substantial activities to become a material physical presence), including, without limitation, the State of Colorado, the Kansas City (Missouri and Kansas) metropolitan area, the Dallas, Texas metropolitan area and the Austin, Texas metropolitan area, the State of New Mexico, the State of Wyoming, the State of Utah and the Boise, Idaho metropolitan area, (“Material Presence”), (i) owns, manages, operates, controls, or participates in the ownership, management, operation, or control of, (ii) is connected as an officer, employee, partner, director, consultant, or otherwise with, or (iii) has any financial interest in, any business (whether operated through a corporation or other entity) that is engaged in the commercial banking business or in any other financial services business that is competitive with any portion of the business conducted as of the Date of Termination by the Company or any of the Affiliated Entities, in each case if and only to the extent such business constitutes a Material Presence conducted by the Company or any of the Affiliated Entities within such geographic market. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof. Notwithstanding the foregoing, the restriction above shall not prohibit the Executive from employment with any subsidiary, division, affiliate, or unit of an entity (a “Related Unit”) if that Related Unit does not engage in business that is in Competition with the Company, irrespective of whether some other Related Unit of that entity competes with the Company (as long as the Executive does not engage in or assist in the activities of any Related Unit that competes with the Company). Notwithstanding anything contained herein to the contrary, following a Change in

Control, references to the Company and the Affiliated Entities shall refer to the Company and its Affiliated Entities as of immediately prior to such Change in Control and the geographic market and the business scope of the restrictions in this Section 10(e) shall be limited to the geographic markets of the Company and the Affiliated Entities and the businesses conducted by the Company and the Affiliated Entities as of immediately prior to such Change in Control, without regard to when the Date of Termination occurs.
(f)Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of Section 10(b), 10(c), 10(d), 10(e) or 10(e), and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, on meeting the standards required by law, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of Section 10(b), 10(c), 10(d), 10(e), or 10(e). If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.
(g)Severability; Blue Pencil. The Executive acknowledges and agrees that he has had the opportunity to seek advice of counsel in connection with the Agreement and that the restrictive covenants contained herein are reasonable in geographical scope, temporal duration, and that the limitations are reasonably necessary to protect the Company’s legitimate interest in protecting its trade secrets, and other legally protectable business interests, and that Executive will not be precluded from gainful employment due to such obligations. If it is determined that any provision of this Section 10 is invalid or unenforceable including, without limitation, by virtue of the Executive’s minimum annual compensation by the Company not meeting the statutory minimum requirements in the future (such as at the time of my termination of employment with the Company), the remainder of the provisions of this Section 10 shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court or other decision-maker of competent jurisdiction determines that any of the covenants in this Section 10 is unenforceable because of the duration or geographic scope of such provision, then after such determination becomes final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable, and in its reduced for, such provision shall be enforced.
(h)Notice of Immunity under the Defend Trade Secrets Act.   Notwithstanding any other provision of this Agreement, Executive understands that he will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If Executive files a lawsuit for retaliation by Company for reporting a suspected violation of law, he may disclose Company's trade secrets to his attorney and use the trade secret information in the court proceeding if he: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to the court order.
11.Successors.

(a)This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive. This Agreement and any rights and benefits hereunder shall inure to the benefit of and be enforceable by the Executive’s legal representatives, heirs, or legatees. This Agreement and any rights and benefits hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns.
(b)The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to satisfy all of the obligations under this Agreement in the same manner and to the same extent that the Company would be required to satisfy such obligations if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.
12.Miscellaneous.
(a)Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
(b)Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(c)Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Colorado, without regard to the conflict of law provisions of any state.
(d)Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than a controversy or claim arising under Section 10 of this Agreement) that is not resolved by the Executive and the Company shall be submitted to arbitration in a location selected by the Company in accordance with Colorado law and the procedures of the American Arbitration Association. The determination of the arbitrator shall be conclusive and binding on the Company and the Executive and judgment may be entered on the arbitrator(s)’ awards in any court having competent jurisdiction.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).
(f)Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.
(g)Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):

to the Company:

National Bank Holdings Corporation
7800 E. Orchard Road, Suite 300
Greenwood Village, Colorado 80111
Attention:Legal Department

to the Executive:

At the address last on the records of the Company

Such notices, demands, claims, and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery or, in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.

(h)Survivorship. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.
(i)Entire Agreement. From and after the Effective Date, this Agreement shall constitute the entire agreement between the Company and the Executive with respect to the subject matter hereof (except as may be otherwise provided in an agreement entered into after the Effective Date) and shall supersede the Prior Agreement.
(j)Counterparts. This Agreement may be executed in separate counterparts, each of which shall deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

NATIONAL BANK HOLDINGS CORPORATION

By: _______/s/ G. Timothy Laney______
Name: G. Timothy Laney
Title: Chairman, President & CEO

EXECUTIVE

______/s/ Daniel Sznewajs____________
Daniel Sznewajs

[Signature Page to Sznewajs Employment Agreement]

Release Agreement

This Release Agreement (this “Agreement”) is made and entered into by and among National Bank Holdings Corporation, a Delaware corporation (the “Company”), and its subsidiary bank, NBH Bank, a Colorado state-chartered bank organized under the laws of Colorado, and all other divisions, and related, successor, and sister entities (together with the Company, “NBH”) and Daniel Sznewajs (the “Executive”).

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement, dated as of January 22, 2025 (the “Employment Agreement”);

WHEREAS, the Executive’s employment shall end effective [__];

WHEREAS, NBH and the Executive wish to resolve any and all disputes that exist between them or could exist between them; and

WHEREAS, the parties acknowledge that this Agreement is the result of good faith negotiations and compromise and nothing in this Agreement is intended to or will constitute an admission by NBH or any of its agents or employees of any liability to the Executive.

NOW, THEREFORE, in consideration of the Company agreeing to provide the compensation and benefits under Section 6 of the Employment Agreement to the Executive and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, NBH and the Executive hereby agree as follows:

1.Full and General Release of Liability. The Executive hereby forever WAIVES, RELEASES, AND DISCHARGES National Bank Holdings Corporation, NBH Bank, all of their respective subsidiaries and divisions, including Bank Midwest, Community Banks of Colorado, Hillcrest Bank and any related, and affiliated entities, and all of their current and past employees, directors, officers, fiduciaries, owners, agents, successors, assigns, insurers, attorneys, and contractors, without limitation, exception, or reservation (the “Affiliates”), from any and all liability, actions, claims, demands, or lawsuits that the Executive may have had, presently has, or in the future may have, in connection with or arising out of the Executive’s employment with, or separation from, NBH. This release applies to any and all claims against NBH and/or the Affiliates, known or unknown, arising under contract or under federal, state, or local statutory or common (including civil tort) law, which have been asserted or which could have been asserted including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, 42 U.S.C. § 1981, 42 U.S.C. § 1983, the Americans with Disabilities Act (as amended), the Rehabilitation Act, the Age Discrimination in Employment Act (as amended) (“ADEA”), the Family Medical Leave Act (as amended), the Genetic Information Non-Discrimination Act, the Employment Retirement Income Security Act (as amended), the Consolidated Omnibus Budget Reconciliation Act, the Kansas Acts Against Discrimination, the Kansas Age Discrimination in Employment Act, the Missouri Human Rights Act, the Colorado Anti-Discrimination Act (CADA), the Lawful Off-Duty Activities Statute (LODA), the Personnel Files Employee Inspection Right Statute, the Colorado Labor Peace Act, the Colorado Labor Relations Act, the Colorado Equal Pay Act, the Colorado Overtime and Minimum Pay Standards Order, the Colorado Healthy Families and

Workplaces Act, and the Colorado FAMLI, the Kansas Wage Payment Act, the Missouri wage payment statutes, and any other state statute or any state common law, including, but not limited to, any cause of action for wrongful termination, breach of contract, and any other federal, state, or local laws, including common law, to the maximum extent permitted by law, without limitation or exception. It is understood and agreed that this is a full and final release covering all known or unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims, or damages to the Executive that may have arisen, or may arise from any act or omission prior to the date of execution of this Agreement arising out of or related, directly or indirectly, to the Executive’s employment, or separation from employment with NBH, or to any professional relationship between the Executive and/or the employees, agents, representatives, and affiliates of NBH during the Executive’s employment with NBH, as well as those alleged losses, wrongs, injuries, debts, claims, or damages now known or disclosed that have arisen, or may arise as a result of any act or omission. Notwithstanding anything to the contrary, the released claims do not include, and this Agreement does not release any: (a) rights to compensation and benefits provided under Section 6 of the Employment Agreement or under any other benefit plan, agreement, arrangement, or policy of NBH that is applicable to the Executive that, in each case, by its terms, contains obligations that are to be performed after the date hereof by NBH; (b) rights to indemnification the Executive may have under applicable law, the bylaws or certificate of incorporation of the Company, or any other agreement or any rights with respect to coverage under any director and officer liability policy, as a result of having served as an officer or director of NBH or any Affiliates; (c) claims that the Executive may not by law release through a settlement agreement such as this; or (d) claims the Executive may have as the holder or beneficial owner of securities (or other rights relating to securities) of the Company.
2.Executive Acknowledgements. The Executive acknowledges that as of the date the Executive executed this Agreement, the Executive (a) has not suffered a work-related injury that has not properly been disclosed to NBH; and (b) has disclosed to NBH any action/inaction the Executive took/failed to take during the Executive’s employment with NBH that could give rise to a claim against NBH or the Affiliates, and/or any other third party.
3.Non-Interference. Nothing in this Agreement shall interfere with the Executive’s right to file a charge, cooperate, or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, or any other federal or state regulatory or law enforcement agency. The consideration provided to Executive pursuant to Section 6 of the Employment Agreement, however, shall be the sole relief provided to the Executive for the claims that are released by the Executive pursuant to this Agreement and the Executive shall not be entitled to recover and agrees to waive any monetary benefits or recovery against NBH in connection with any such claim, charge, or proceeding, without regard to who has brought such charge or complaint.
4.Return of NBH Property. The Executive acknowledges that, as of the last day of employment, the Executive has returned and surrendered to NBH all NBH property and equipment (unless otherwise specified herein) pursuant to Section 10(a) of the Employment Agreement. The Executive acknowledges and agrees that all such materials are, and will always remain, the exclusive property of NBH.

5.Consideration and Revocation Periods; Counsel. The Executive acknowledges that the Executive has read this Agreement, has been given 21 calendar days to consider this Agreement, although the Executive may return it sooner if desired, and is hereby advised to consult with legal counsel regarding this Agreement. If the Executive signs this Agreement prior to the expiration of the 21-day period, the Executive hereby states that the Executive has voluntarily and knowingly decided to shorten the time period and that NBH has not induced the Executive to do so. The Executive further acknowledges that the Executive has seven calendar days to revoke this Agreement after executing the same. Notice of revocation should be sent, in writing, to the Legal Department, National Bank Holdings Corporation, 7800 E. Orchard Road, Suite 300, Greenwood Village, Colorado 80111. NBH hereby advises the Executive to consult with an attorney before signing this Agreement. This Agreement shall become effective on the eighth calendar day after its execution absent any revocation. The parties also agree that the release provided by the Executive in this Agreement does not include a release for claims under the ADEA arising after the date the Executive signs this Agreement.
6.No Admission. The execution of this Agreement does not and shall not constitute an admission by NBH of liability to the Executive. NBH specifically denies that it or its current or past insurers, agents, or employees have violated the Executive’s rights under any federal, state, or local constitution, statute, law, or common law in connection with the Executive’s employment, including the Executive’s separation therefrom. Likewise, the execution of this Agreement does not and shall not constitute an admission by the Executive of liability to NBH.
7.Entire Agreement. This Agreement contains the entire agreement between and among the parties and cannot be modified in any respect in the future except in a writing signed by the parties hereto.
8.Severability. It is expressly understood to be the intent of the parties hereto that the terms and provisions of this Agreement are severable and if, at any time in the future or for any reasons, any term or provision in this Agreement is declared unenforceable, void, voidable, or otherwise invalid, the remaining terms and provisions shall remain valid and enforceable as written.
9.Governing Law. The terms and provisions of this Agreement shall be interpreted and enforced under the substantive law of the State of Colorado, to the extent state law applies, and under federal law, to the extent federal law applies.
10.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Any party to this Agreement may execute this Agreement by signing any such counterpart.
11.Headings. The headings to this Agreement are for convenience only, and are not to be used in the interpretation of the terms hereof.
12.Voluntary Signing. The Executive acknowledges that the Executive has read this Agreement and understands it and has signed it voluntarily.

PLEASE READ THIS AGREEMENT CAREFULLY; IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, NBH has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the dates written below.

EXECUTIVE

________________________________________
Daniel Sznewajs

________________________________________
DATE

NATIONAL BANK HOLDINGS CORPORATION

and

NBH BANK

By: ____________________________________
Name:
Title:

________________________________________
DATE

[Signature Page to Release Agreement]